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                                                                    EXHIBIT 3.19

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                         MASTER UNIT DIE PRODUCTS, INC.

1. These Restated Articles of Incorporation are executed pursuant to the provisions of Sections 641-651, Act 284, Public Acts of 1972, as amended.

2. The present name of the corporation, which has remained unchanged since its initial incorporation, is MASTER UNIT DIE PRODUCTS, INC.

3. The date of filing the original articles of incorporation was January 3, 1958.

4. The following Restated Articles of Incorporation supersede the original Articles of Incorporation as amended and shall be the Articles of Incorporation of the corporation.

                                   ARTICLE I.

         The name of the corporation is MASTER UNIT DIE PRODUCTS, INC.

                                   ARTICLE II.

         The purpose for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

                                  ARTICLE III.

         The total authorized capital stock is 20,000 shares of Common Stock, Par Value $10.00 per share.

                                   ARTICLE IV.

                The address of the current registered office is:

                   866 Fairplains, Greenville, Michigan 48838

                The name of the current resident agent is Roger G. Martin.

GOLD SEAL APPEARS ONLY ON ORIGINAL

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                                    ARTICLE V

         The duration of the corporation is perpetual.

                                   ARTICLE VI

         When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

GOLD SEAL APPEARS ONLY ON ORIGINAL

                                      -2-

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         These Restated Articles of Incorporation were duly adopted by the shareholders on the 27th day of January, 1977, in accordance with the provisions of Section 642, Act 284, Public Acts of 1972, as amended. The necessary number of shares as required by statute were voted in favor of the Restated Articles of Incorporation.

Dated this 19 day of February, 1977.

                                     MASTER UNIT DIE PRODUCTS, INC.

                                     By: /s/ Roger G. Martin
                                        -----------------------------------
                                                 Roger G. Martin, President

GOLD SEAL APPEARS ONLY ON ORIGINAL

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                         CERTIFICATE OF AMENDMENT TO THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                         MASTER UNIT DIE PRODUCTS, INC.


                  The undersigned corporation executes the following Certificate of Amendment to its Restated Articles of Incorporation pursuant to the provisions of Section 631, Act 284, Public Acts of 1972, as amended:

                  1. The name of the corporation is MASTER UNIT DIE PRODUCTS,
INC.

                     The location of the registered office is 866 Fairplains, Greenville, Michigan 48338.

                  2. The following amendment to the Restated Articles of Incorporation was adopted by the shareholders of the corporation in accordance with Subsection (2) of Section 611, Act 284, Public Acts of 1972, as amended, on the 7th day of June, 1979.

                  RESOLVED, that Article III of the Restated Articles of Incorporation be amended to read in its entirety as follows:

                              "ARTICLE III.

                     The aggregate number of shares which the corporation shall have authority to issue is divided into the following classes:

                           Par Value            Number of Shares
     Class                 Per Share               Authorized
     -----                 ---------            ----------------
Ordinary Common              $1.00                   400,000

Key Man Common               $1.00                    50,000

                     The preferences, limitations, designations and relative rights of each class of stock which the corporation is authorized to issue pursuant to this Article III are as follows:

                     3.1. Ordinary Common stock.

                           3.1.1. Voting. The holders of the Ordinary Common
                  stock shall possess the full voting rights of the capital stock of the corporation and shall be entitled to one vote for each share of Ordinary Common stock held.

GOLD SEAL APPEARS ONLY ON ORIGINAL

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                           3.1.2. Dividends. The holders of the Ordinary Common
                  stock shall be entitled to share equally with the holders of the Key Man Common stock on a per share basis in any dividends that may be declared by the Board of Directors of the corporation.

                           3.1.3. Liquidation. In the event of the voluntary or
                  involuntary liquidation of the corporation, the net assets of the corporation, if any, shall be distributed pro rata among the holders of the Ordinary Common stock and the Key Man Common stock according to the number of shares held by each irrespective of the class to which such shares belong.

                     3.2.  Key Man Common stock.

                           3.2.1. Voting. The holders of the Key Man Common
                  stock shall possess no voting rights with respect to their Key Man Common stock, except where voting as a class is required by law to authorize an action.

                           3.2.2. Other Rights. Except for the right to vote,
                  the Key Man Common stock shall be subject to and have the identical rights, privileges and restrictions as does the Ordinary Common stock."

                  3. The necessary number of shares as required by statute were voted in favor of the amendment.

                  Signed this 7 day of June, 1979.

                                           MASTER UNIT DIE PRODUCTS, INC.

                                           By: /s/ Roger G. Martin
                                              ----------------------------------
                                               Roger G. Martin, President

GOLD SEAL APPEARS ONLY ON ORIGINAL

                                      -2-

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              MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
              CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU

Date Received                                     (FOR BUREAU USE ONLY)

Item 3c                                                   FILED

ADJUSTED TO AGREE WITH BUREAU RECORDS                  APR 28 1999

Name

Janet Welling c/o CT Corporation System

Address

441 Vine Street, Suite 3810

City             State             Zip Code

Cincinnati, OH 45202                             EFFECTIVE DATE:

- Document will be returned to the name and address you enter above -

   CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT FOR USE BY DOMESTIC AND FOREIGN CORPORATIONS AND LIMITED LIABILITY COMPANIES

           (PLEASE READ INFORMATION AND INSTRUCTIONS ON REVERSE SIDE)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1. The name of the corporation or limited liability company is:

         MASTER UNIT DIE PRODUCTS, INC.

2. The identification number assigned by the Bureau is:  122-159

3. a. The name of the resident agent on file with the Bureau is:
      MICHAEL G. MARTIN

   b. The location of the registered office on file with the Bureau is:

        853 FAIRPLAINS     GREENVILLE, Michigan                  48838-
       ----------------------------------------           ---------------------
       (Street Address)           (City)                       (Zip Code)

   c. The mailing address of the above registered office on file with the Bureau is:

            P.O. Box 520    Greenville, Michigan                   48838
      ------------------------------------------           ---------------------
      (Street Address or P.O. Box)    (City)                     (Zip Code)

  ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD

4. a. The name of the resident agent is: THE CORPORATION COMPANY

   b. The address of the registered office is:

      30600 Telegraph Road  Bingham Farms, Michigan                  48025
      ---------------------------------------------           ------------------
          (Street Address)         (City)                          (Zip Code)

   c. The mailing address of the registered office IF DIFFERENT THAN 4B is:

                         same as above, Michigan
      ---------------------------------------------           ------------------
          (Street Address)         (City)                          (Zip Code)

5. The above changes were authorized by resolution duly adopted by: 1. ALL
   CORPORATIONS: its board of directors; 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation; 3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1) managers pursuant to section 405, or the resident agent, if only the address of the registered office is changed. The corporation or limited liability company further states that the address of its registered office and the address of its resident agent, as changed, are identical.

Signature              Type or Print Name and Title               Date Signed
/s/ Hugh C. O'Donnell  Hugh C. O'Donnell, Secretary               April 15, 1999

(MI - 54 - 2/27/97)
           M-K

GOLD SEAL APPEARS ONLY ON ORIGINAL

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              MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
              CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU

Date Received                                   (FOR BUREAU USE ONLY)
                                         This document is effective on the date
                                         filed, unless a subsequent effective
                                         date within 90 days after received
                                         date is stated in the document.

Name
   A. STUART TOMPKINS

Address
   P. O. Box 222

City             State       Zip Code             EFFECTIVE DATE
   SOUTHFIELD     MI        48037-0222

- Document will be returned to the name and address you enter above. - If left blank document will be mailed to the registered office.

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
              FOR USE BY DOMESTIC PROFIT AND NONPROFIT CORPORATIONS
           (Please read information and instructions on the last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is: MASTER UNIT DIE PRODUCTS, INC.

2. The identification number assigned by the Bureau is: 122-159

3. Article I of the Articles of Incorporation is hereby amended to read as follows:

   The name of the corporation is D-M-E U.S.A. Inc.

GOLD SEAL APPEARS ONLY ON ORIGINAL

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COMPLETE ONLY ONE OF THE FOLLOWING:

4. (For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.)

   The foregoing amendment to the Articles of Incorporation was duly adopted on the _______ day of ____________, 19___________. In accordance with the provisions of the Act by the unanimous consent of the incorporators(s) before the first meeting of the Board of Directors or Trustees.

              Signed this___________ day of___________, 19_________

__________________________________          ____________________________________
         (Signature)                                     (Signature)

__________________________________          ____________________________________
     (Type or Print Name)                            (Type or Print Name)

__________________________________          ____________________________________
         (Signature)                                      (Signature)

__________________________________          ____________________________________
     (Type or Print Name)                            (Type or Print Name)

5. (For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.)

   The foregoing amendment to the Articles of incorporation was duly adopted on the 3rd day of November, 1999 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

   [ ] at a meeting the necessary votes were cast in favor of the amendment.

   [ ] by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with
       Section 407(1) and (2) of the Act. If a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note:
       Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

   [X] by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

   [ ] by the board of a profit corporation pursuant to section 611(2).

        Profit Corporations                         Nonprofit Corporations

Signed this  17 day of November, 1999  Signed this _____day of ________, 19_____

By: /s/ Hugh C. O'Donnell             By:______________________________________
   -------------------------------
   (Signature of an authorized              (Signature of President, Vice-
        officer or agent)          President, Chairperson or Vice-Chairperson)
_________________________________    _________________________________________
     (Type or Print Name)             (Type or Print Name) (Type or Print Name)

GOLD SEAL APPEARS ONLY ON ORIGINAL